As filed with the Securities and Exchange Commission on November 26, 2008

Registration No. 333-121278

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CONCUR TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	91-1608052
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

18400 NE Union Hill Road

Redmond, Washington 98052

(Address of Principal Executive Offices, including ZIP code)

1998 Employee Stock Purchase Plan

(Full Title of the Plan)

S. Steven Singh

Chief Executive Officer

Concur Technologies, Inc.

18400 NE Union Hill Road

Redmond, WA 98052

(425) 702-8808

(Name, Address and Telephone Number of Agent for Service)

Copies to:

Horace L. Nash, Esq.

Fenwick & West LLP

Silicon Valley Center

801 California Street

Mountain View, CA 94041

(650) 988-8500

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

REMOVAL OF SHARES FROM REGISTRATION

This post-effective amendment removes from registration the offer and sale of 320,000 shares of the Registrant’s common stock, par value $0.001 per share, previously registered as available for awards under Registrant’s 1998 Employee Stock Purchase Plan. Pursuant to Interpretation No. 89 of Section G of the Division of Corporation Finance Manual of Publicly Available Telephone Interpretations (July 1997), the Registrant intends to credit the shares hereby removed from registration, and the associated filing fee, toward a registration statement on Form S-8 filed contemporaneously herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, and Rule 478 thereunder, the Registrant has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Redmond, State of Washington, on this 26th day of November, 2008.

CONCUR TECHNOLOGIES, INC.

By:	/s/ Kyle Sugamele
Kyle Sugamele Chief Legal Officer and Secretary